Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements
On September 12, 2016, Open Text Corporation (OpenText or the Company) entered into a Master Acquisition Agreement (the Master Acquisition Agreement) with EMC Corporation, a Massachusetts corporation, and certain of its subsidiaries (collectively referred to as Dell-EMC), pursuant to which the Company has agreed to acquire (the Acquisition) certain assets and assume certain liabilities of the enterprise content division of Dell-EMC (the ECD Business). The Acquisition closed on January 23, 2017 and the purchase price for the Acquisition was approximately $1.62 billion.
No valuation opinions required by securities legislation or an exchange or market were used to support the consideration payable by OpenText in respect of the Acquisition.
OpenText has no plans or proposals for material changes in its business affairs or the affairs of the ECD Business, which may have a significant effect on the results of operations and financial position of OpenText.
Prior to the completion of the Acquisition, the Company raised net proceeds of approximately $585 million through the issuance of its Common Shares (the Equity Offering) and net proceeds of approximately $253 million through the reopening of its existing 5.875% senior notes due 2026 for an aggregate principal amount of $250 million, issued at a price of 102.75% (the Notes Offering); and borrowed $225 million under its existing credit facilities (the Additional Debt Financing and, together with the Notes Offering, the Debt Financing). The Equity Offering and the Debt Financing are together referred to as the Financing Transactions. The Company financed the Acquisition and paid related fees and expenses with the net proceeds from the Financing Transactions and with cash on hand.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 is presented as if both the Acquisition and the Financing Transactions occurred on September 30, 2016. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 2016 and the three months ended September 30, 2016 are presented as if both the Acquisition and the Financing Transactions occurred on July 1, 2015. These Unaudited Pro Forma Condensed Consolidated Financial Statements have been updated from those which were previously filed with the SEC under a Current Report on Form 8-K on December 12, 2016, solely to reflect the ultimate Financing Transactions that were secured by the Company. No other updates have been made to the Unaudited Pro Forma Condensed Consolidated Financial Statements since that date, including those relating to the fair value assessment of assets acquired and liabilities assumed, as these assessments are still on-going.
Details and Assumptions about the Transaction
The Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the Acquisition and the Financing Transactions as follows:

•	Total purchase price of $1.62 billion;

•	The Acquisition was financed through

◦	$585 million of net proceeds raised through the Equity Offering;

◦	$253 million of net proceeds raised through the Notes Offering at an interest rate of 5.875% due 2026;

◦	$225 million borrowed under the Additional Debt Financing at an assumed interest rate of 2.5%; and

◦	$557 million of cash on hand for the remainder of the purchase price.
Significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the Unaudited Pro Forma Condensed Consolidated Financial Statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the actual acquisition date) as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from preliminary estimates. These changes could result in material variances between the Company's future financial results and the amounts presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.
Presentation
The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the most recently made available financial statements of OpenText and the ECD Business at the time of closing of the Acquisition. For OpenText, the most recently available financial statements at the time of closing of the Acquisition included:

•	a condensed consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of income for the year ended June 30, 2016; and

•	a condensed consolidated statement of income for the three months ended September 30, 2016.

For the ECD Business, the most recently available financial statements at the time of closing of the Acquisition included:

•	a consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of operations for the twelve months ended June 30, 2016; and

•	a consolidated statement of operations for the three months ended September 30, 2016.

OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies on September 7, 2016, EMC's fiscal year ended on December 31. To comply with the rules and regulations of the Securities and Exchange Commission (the SEC) and Canadian securities regulatory authorities for companies with different fiscal year ends, the Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared utilizing periods that differ by less than 93 days. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended September 30, 2016 was prepared by combining the historical statement of income of OpenText for the three months ended September 30, 2016 and the historical statement of operations of the ECD Business for the three months ended September 30, 2016. The Unaudited Pro forma Consolidated Statement of Income for the year ended June 30, 2016 was prepared by combining the historical statement of income of OpenText for the year ended June 30, 2016 and the historical statement of operations of the ECD Business for the twelve months ended June 30, 2016, which was calculated by taking the audited statement of operations of the ECD Business for the year ended December 31, 2015, subtracting the unaudited statement of operations for the six months ended June 30, 2015, and adding the unaudited statement of operations for the six months ended June 30, 2016 (see Note 4). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 was prepared by combining the historical balance sheet of OpenText as of September 30, 2016 and the historical balance sheet of the ECD Business as of September 30, 2016.
The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the acquisition of the ECD Business been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. For instance, the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2016 does not reflect the fact that the Company subsequently implemented a worldwide reorganization of its subsidiaries in July 2016, which had a material impact to the Company’s results of operations in that quarter. The Unaudited Pro Forma Condensed Consolidated Financial Statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of OpenText and the ECD Business (although no assurance can be given that any can be achieved) and do not include all costs that are expected to be directly attributed to the Acquisition, such as, but not limited to, costs necessary to integrate the operations of the ECD Business with OpenText and restructuring costs that may be necessary to achieve cost savings and operating synergies. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any non-recurring charges or credits directly attributable to the Acquisition.
On December 21, 2016, the Company announced that its board of directors (the Board) approved a two-for-one share split of its outstanding Common Shares, implemented by way of a share sub-division whereby shareholders of record as of the record date received one additional Common Share for each Common Share held. The record date for the share split was January 9, 2017 and the distribution date was January 24, 2017. As a result, all per share data and number of Common Shares outstanding in these Unaudited Pro Forma Condensed Consolidated Financial Statements and notes hereto are presented on a post share split basis.

Open Text Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2016
(In thousands of U.S. Dollars)

	OpenText	ECD	Reclassifications	Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
ASSETS
Current Assets
Cash and cash equivalents	$834,944	$—	$—	$(557,159)	(A)	$277,785
Short-term investments	2,726	—	—	—		2,726
Accounts receivable trade, net of allowance for doubtful accounts	297,537	89,626	—	(89,626)	(B)	297,537
Income taxes recoverable	19,954	—	—	—		19,954
Prepaid expenses and other current assets	70,643	6,416	—	(1,925)	(C)	75,134
Total current assets	1,225,804	96,042	—	(648,710)		673,136
Property and equipment	181,728	9,863	—	(4,066)	(D)	187,525
Goodwill	2,595,614	1,807,859	—	(1,047,479)	(E)	3,355,994
Acquired intangible assets	831,197	4,883	—	851,817	(F)	1,687,897
Deferred tax assets	1,100,897	21,009	—	131,420	(G)	1,253,326
Other assets	65,533	22,991	—	(22,166)	(H)	66,358
Deferred charges	62,512	—	—	—		62,512
Long-term income taxes recoverable	9,025	—	—	—		9,025
Total assets	$6,072,310	$1,962,647	$—	$(739,184)		$7,295,773
LIABILITIES, NET INVESTMENT OF PARENT, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$233,536	$50,186	$—	$(42,432)	(I)	$241,290
Current portion of long-term debt	8,000	—	—	225,000	(M)	233,000
Deferred revenues	389,890	160,135	—	(35,041)	(J)	514,984
Income taxes payable	39,203	16,320	—	(16,320)	(K)	39,203
Total current liabilities	670,629	226,641	—	131,207		1,028,477
Long-term liabilities:
Accrued liabilities	31,481	4,518	—	(4,230)	(L)	31,769
Deferred credits	7,589	—	—	—		7,589
Pension liability	63,691	—	—	—		63,691
Long-term debt	2,137,276	—	—	253,219	(M)	2,390,495
Deferred revenues	46,247	18,952	—	(8,633)	(J)	56,566
Long-term income taxes payable	145,787	3,027	—	(3,027)	(K)	145,787
Deferred tax liabilities	90,381	—	—	12,090	(G)	102,471
Total long-term liabilities	2,522,452	26,497	—	249,419		2,798,368
Net investment of Parent	—	1,709,509	—	(1,709,509)	(N)	—
Shareholders’ equity:
Share capital	822,135	—	—	589,699	(O)	1,411,834
Additional paid-in capital	155,323	—	—	—		155,323
Accumulated other comprehensive income	48,730	—	—	—		48,730
Retained earnings	1,877,639	—	—	—		1,877,639
Treasury stock	(25,166)	—	—	—		(25,166)
Non-controlling interest	568	—	—	—		568
Total shareholders’ equity	2,879,229	—	—	589,699		3,468,928
Total liabilities, net investment of Parent, and shareholders’ equity	$6,072,310	$1,962,647	$—	$(739,184)		$7,295,773
See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Open Text Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended September 30, 2016
(In thousands of U.S. Dollars, except per share data)

	OpenText	ECD		Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$60,656	$30,870		$(2,567)	(Q)	$—		$88,959
Cloud services and subscriptions	169,687	—		7,966	(Q)	—		177,653
Customer support	210,206	—		74,887	(Q)	—		285,093
Professional service and other	51,115	104,040		(80,286)	(Q)	—		74,869
Total revenues	491,664	134,910		—		—		626,574
Cost of revenues:
License	3,845	7,303		(3,594)	(R)	—		7,554
Cloud services and subscriptions	70,292	—		4,323	(R)	—		74,615
Customer support	25,738	—		11,756	(R)	—		37,494
Professional service and other	41,343	42,425		(16,602)	(R)	—		67,166
Amortization of acquired technology-based intangible assets	23,135	—		3,495	(R)	13,551	(S)	40,181
Total cost of revenues	164,353	49,728		(622)		13,551		227,010
Gross profit	327,311	85,182		622		(13,551)		399,564
Operating expenses:
Research and development	58,572	28,479		(536)	(R)	—		86,515
Sales and marketing	95,148	54,337		(11,868)	(R)	—		137,617
General and administrative	38,197	—		11,485	(R)	252	(T)	49,934
Depreciation	15,270	—		1,259	(R)	(203)	(U)	16,326
Amortization of acquired customer-based intangible assets	33,608	—		282	(R)	11,187	(S)	45,077
Special charges	12,454	448		—		(3,720)	(V)	9,182
Total operating expenses	253,249	83,264		622		7,516		344,651
Income from operations	74,062	1,918	(P)	—		(21,067)		54,913
Other income (expense), net	6,699	—		—		—		6,699
Interest and other related expense, net	(27,275)	—		—		(5,006)	(W)	(32,281)
Income before income taxes	53,486	1,918		—		(26,073)		29,331
Provision for (recovery of) income taxes	(859,425)	(506)		—		(7,049)	(X)	(866,980)
Net income (loss) for the period	912,911	2,424		—		(19,024)		896,311
Less: Net (income) attributable to non-controlling interest	(27)	—		—		—		(27)
Net income (loss), attributable to controlling interest	$912,884	$2,424		$—		$(19,024)		$896,284
Earnings per share, attributable to OpenText—basic	$3.76							$3.41
Earnings per share, attributable to OpenText—diluted	$3.73							$3.39
Weighted average number of Common Shares outstanding—basic	242,910					19,811	(Y)	262,721
Weighted average number of Common Shares outstanding—diluted	244,742					19,811	(Y)	264,553
Dividends declared per Common Share	$0.1150							$0.1150
See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in these Unaudited Pro Forma Condensed Consolidated Financial Statements and Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements are presented on a post share split basis.

Open Text Corporation
Unaudited Pro Forma Consolidated Statement of Income
For the Twelve Months Ended June 30, 2016
(In thousands of U.S. Dollars, except per share data)

	OpenText	ECD	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$283,710	$157,049	$(8,270)	(Q)	$—		$432,489
Cloud services and subscriptions	601,018	—	27,610	(Q)	—		628,628
Customer support	746,409	—	304,575	(Q)	—		1,050,984
Professional service and other	193,091	423,002	(323,915)	(Q)	—		292,178
Total revenues	1,824,228	580,051	—		—		2,404,279
Cost of revenues:
License	10,296	42,550	(24,536)	(R)	—		28,310
Cloud services and subscriptions	244,021	—	16,075	(R)	—		260,096
Customer support	89,861	—	37,017	(R)	—		126,878
Professional service and other	155,584	145,103	(54,600)	(R)	—		246,087
Amortization of acquired technology-based intangible assets	74,238	—	24,141	(R)	44,043	(S)	142,422
Total cost of revenues	574,000	187,653	(1,903)		44,043		803,793
Gross profit	1,250,228	392,398	1,903		(44,043)		1,600,486
Operating expenses:
Research and development	194,057	73,598	(2,125)	(R)	—		265,530
Sales and marketing	344,235	159,220	(32,743)	(R)	—		470,712
General and administrative	140,397	—	29,224	(R)	1,009	(T)	170,630
Depreciation	54,929	—	4,540	(R)	(317)	(U)	59,152
Amortization of acquired customer-based intangible assets	113,201	—	3,007	(R)	42,869	(S)	159,077
Special charges	34,846	304	—		—		35,150
Total operating expenses	881,665	233,122	1,903		43,561		1,160,251
Income from operations	368,563	159,276	—		(87,604)		440,235
Other income (expense), net	(1,423)	—	—		—		(1,423)
Interest and other related expense, net	(76,363)	—	—		(20,020)	(W)	(96,383)
Income before income taxes	290,777	159,276	—		(107,624)		342,429
Provision for (recovery of) income taxes	6,282	31,704	—		(17,858)	(X)	20,128
Net income (loss) for the period	284,495	127,572	—		(89,766)		322,301
Net (income) attributable to non-controlling interest	(18)	—	—		—		(18)
Net income (loss), attributable to controlling interest	$284,477	$127,572	$—		$(89,766)		$322,283
Earnings per share, attributable to OpenText—basic	$1.17						$1.23
Earnings per share, attributable to OpenText—diluted	$1.17						$1.22
Weighted average number of Common Shares outstanding—basic	242,926				19,811	(Y)	262,737
Weighted average number of Common Shares outstanding—diluted	244,076				19,811	(Y)	263,887
Dividends declared per Common Share	$0.4150						$0.4150
See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
As a result of the two-for-one share split, effected January 24, 2017 by way of a share sub-division, all current and historical period per share data and number of Common Shares outstanding in these Unaudited Pro Forma Condensed Consolidated Financial Statements and Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements are presented on a post share split basis.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

Note 1: Basis of Pro Forma Presentation
Prior to the Acquisition, historical financial statements of the ECD Business were included in the consolidated financial statements of Dell-EMC. The ECD Business is not a legal entity and did not exist as a legal entity during the periods presented in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements.
The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the most recently made available financial statements of OpenText and the ECD Business at the time of closing of the Acquisition. For OpenText, the most recently available financial statements at the time of closing of the Acquisition included:

•	a condensed consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of income for the year ended June 30, 2016; and

•	a condensed consolidated statement of income for the three months ended September 30, 2016.
For the ECD Business, the most recently available financial statements at the time of closing of the Acquisition included:

•	a consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of operations for the twelve months ended June 30, 2016; and

•	a consolidated statement of operations for the three months ended September 30, 2016.
OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies on September 7, 2016, EMC's fiscal year ended on December 31. To comply with the rules and regulations of the SEC and Canadian securities regulatory authorities for companies with different fiscal year ends, the Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared utilizing periods that differ by less than 93 days. The Unaudited Pro forma Condensed Consolidated Statement of Income for the three months ended September 30, 2016 was prepared using the historical statement of income of OpenText for the three months ended September 30, 2016 and the historical statement of operations of the ECD Business for the three months ended September 30, 2016. The Unaudited Pro forma Consolidated Statement of Income for the year ended June 30, 2016 was prepared using the historical statement of income of OpenText for the year ended June 30, 2016 and the historical statement of operations of the ECD Business for the twelve months ended June 30, 2016, which was calculated by taking the audited statement of operations of the ECD Business for the year ended December 31, 2015, subtracting the unaudited statement of operations for the six months ended June 30, 2015, and adding the unaudited statement of operations for the six months ended June 30, 2016 (see Note 4). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 was prepared using the historical balance sheet of OpenText as of September 30, 2016 and the historical balance sheet of the ECD Business as of September 30, 2016.
The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon the historical financial statements of OpenText and the ECD Business after giving effect to the Acquisition and the Financing Transactions. The Acquisition is accounted for as a business combination pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805 "Business Combinations" (Topic 805). In accordance with Topic 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC Topic 820 "Fair Value Measurements and Disclosures". Goodwill, as of the acquisition date is measured as the excess of consideration transferred, which is also measured at fair value, and the net of the acquisition date fair value of the identifiable assets acquired and the liabilities assumed.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 is presented as if both the Acquisition and the Financing Transactions occurred on September 30, 2016. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 2016 and the three months ended September 30, 2016 are presented as if both the Acquisition and the Financing Transactions occurred on July 1, 2015. These Unaudited Pro Forma Condensed Consolidated Financial Statements have been updated from those which were previously filed with the SEC under a Current Report on Form 8-K on December 12, 2016, solely to reflect the ultimate Financing Transactions that were secured by the Company. No other updates have been made to the Unaudited Pro Forma Condensed Consolidated Financial Statements since that date, including those relating to the fair value assessment of assets acquired and liabilities assumed, as these assessments are still on-going.
The Unaudited Pro Forma Condensed Consolidated Statements of Income exclude any non-recurring charges or credits directly attributable to the Acquisition.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

Details and Assumptions about the Transaction
The Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the Acquisition and the Financing Transactions as follows:

•	Total purchase price of $1.62 billion;

•	The Acquisition was financed through

◦	$585 million of net proceeds raised through the Equity Offering;

◦	$253 million of net proceeds raised through the Notes Offering at an interest rate of 5.875% due 2026;

◦	$225 million borrowed under the Additional Debt Financing at an assumed interest rate of 2.5%; and

◦	$557 million of cash on hand for the remainder of the purchase price.

Significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the Unaudited Pro Forma Condensed Consolidated Financial Statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the actual acquisition date) as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from the Company's preliminary estimates. These changes could result in material variances between its future financial results and the amounts presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.
The Company continues to review, in detail, the ECD Business accounting policies. As a result of the review it may identify differences in accounting policies between the two companies, that when conformed, could have a material impact on the financial results of the combined company. Based on information available at the time of the filing of this Current Report on Form 8-K/A, the Company is not aware of any differences in accounting policies that would have a material impact on the financial results of the combined company other than those reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements described in Note 3.
The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the Acquisition and the Financing Transactions been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. For instance, the Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2016 does not reflect the fact that the Company subsequently implemented a worldwide reorganization of its subsidiaries in July 2016, which had a material impact to the Company’s results of operations in that quarter. The Unaudited Pro Forma Condensed Consolidated Financial Statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of OpenText and the ECD Business (although no assurance can be given that any can be achieved) and do not include all costs that are expected to be directly attributed to the Acquisition, such as, but not limited to, costs necessary to integrate the operations of the ECD Business with OpenText and restructuring costs that may be necessary to achieve cost savings and operating synergies. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any non-recurring charges or credits directly attributable to the Acquisition.
The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of OpenText and accompanying notes contained in OpenText’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for its fiscal year ended June 30, 2016 and three months ended September 30, 2016, respectively, and the historical audited consolidated financial statements for the years ended December 31, 2016 and 2015 of the ECD Business and the unaudited consolidated financial statements for the nine months ended September 30, 2016 of the ECD Business and accompanying notes contained in this Current Report on Form 8-K/A.
On December 21, 2016, the Company announced that the Board approved a two-for-one share split of its outstanding Common Shares, implemented by way of a share sub-division whereby shareholders of record on the record date received one additional Common Share for each Common Share held. The record date for the share split was January 9, 2017 and the distribution date was January 24, 2017. As a result, all per share data and number of Common Shares outstanding in these Unaudited Pro Forma Condensed Consolidated Financial Statements and notes hereto are presented on a post share split basis.
Unless otherwise indicated all dollar amounts included herein are expressed in thousands of U.S. dollars.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

Note 2: Preliminary Purchase Price Allocation
Description of the Acquisition of the ECD Business
The Company acquired the ECD Business in an all-cash transaction for a purchase price of approximately $1.62 billion on January 23, 2017. For the purpose of the Unaudited Pro Forma Condensed Consolidated Financial Statements, the purchase price of the ECD Business has been allocated to the ECD Business' tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as though the Acquisition occurred on September 30, 2016. For certain assets and liabilities, the book values as of the balance sheet date have been determined to reflect fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation undertaken by the Company and the Company's estimates and assumptions are subject to change during the measurement period (up to one year from the actual acquisition date). The Company expects to continue to obtain information to assist it in determining the fair value of the net assets acquired at the acquisition date and during the measurement period.
The Company's preliminary purchase price allocation for the ECD Business based on the estimated fair values as though the Acquisition occurred on September 30, 2016 is as follows:

Current assets	$4,491
Non-current assets	153,974
Intangible assets	856,700
Goodwill	760,380
Total assets acquired	1,775,545
Current liabilities assumed	(132,848)
Non-current liabilities assumed	(22,697)
Net assets acquired	$1,620,000
Preliminary Pre-Acquisition Contingencies Assumed
Currently, the Company has not recorded any pre-acquisition contingencies relating to the ECD Business as of acquisition date; however, the Company continues to gather information and to evaluate whether any pre-acquisition contingencies have been assumed. If identified, such amounts will be included in the purchase price allocation at their fair value and will result in additional goodwill.

Note 3: Reclassifications and Pro Forma Adjustments Notes
The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements:

A.	Represents, as of September 30, 2016, the impact on OpenText's cash as of the closing of the Acquisition as set forth below:

Gross Proceeds from the Notes Offering (see Note 1)	$256,875
Gross Proceeds from the Additional Debt Financing (see Note 1)	225,000
Gross Proceeds from the Equity Offering (see Note 1)	604,223
Less:
Total cash consideration paid for the Acquisition	(1,620,000)
Debt issuance costs relating to the Debt Financing (1)	(3,656)
Share issuance costs relating to the Equity Offering (1)	(19,601)
Net decrease in OpenText cash and cash equivalents	$(557,159)
(1) Represents fees and expenses related to the respective offerings, including discounts and commissions, legal, accounting and advisory fees and other transaction costs.

B.	To eliminate the historical Accounts Receivable of the ECD Business not acquired as part of the Acquisition.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

C.To record the following estimated fair value adjustments:

Exclude prepaid expense not acquired as part of the Acquisition	$(2,934)
Estimated leasehold fair value adjustment to prepaid expense and other current assets	1,009
Net preliminary adjustment to prepaid expense and other current assets	$(1,925)

D.	To record the estimated fair value adjustments to property and equipment.

E.	To eliminate the historical goodwill of the ECD Business and to record the preliminary valuation of goodwill related to the Acquisition:

Elimination of the ECD Business' historical goodwill	$(1,807,859)
Preliminary goodwill from the Acquisition	760,380
Net preliminary adjustment to goodwill	$(1,047,479)

F.	To eliminate the historical intangible assets of the ECD Business and to record the preliminary valuation of intangible assets related to the Acquisition:

Elimination of the ECD Business' historical intangible assets	$(4,883)
Preliminary valuation of technology intangible assets acquired from the Acquisition	375,000
Preliminary valuation of customer intangible assets acquired from the Acquisition	481,700
Net preliminary adjustment to intangible assets	$851,817

G.	To record the following estimated fair value adjustments:

Deferred Tax Assets:
Elimination of the ECD Business' historical deferred tax assets	$(21,009)
Preliminary deferred tax asset associated with the preliminary valuation of intangible assets acquired	147,352
Deferred tax assets associated with equity issuance costs arising from the Equity Offering	5,077
Net preliminary adjustment to deferred tax assets	$131,420

Deferred Tax Liabilities:
Preliminary deferred tax liabilities associated with the preliminary valuation of deferred revenues acquired	12,090
Net preliminary adjustment to deferred tax liabilities	$12,090
H.To record the following estimated fair value adjustments:

Elimination of the ECD Business' historical capitalized software	$(20,897)
Exclude other assets not acquired as part of the Acquisition	(2,025)
Estimated fair value adjustment of leased assets	756
Net preliminary adjustment to other assets	$(22,166)

I.	To eliminate accounts payable and accrued liabilities of the ECD Business that are not acquired as part of the Acquisition.

J.
To record the preliminary fair value adjustment to deferred revenues acquired. The fair value represents an amount equivalent to estimated cost plus an appropriate profit margin to perform the services related to open contracts based on deferred revenue balances of the ECD Business as of September 30, 2016. The preliminary deferred revenue fair value adjustment is not reflected on the Unaudited Pro Forma Condensed Consolidated Statements of Income as it primarily relates to the current portion and is a non-recurring charge.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

	Current Deferred Revenue	Long-term Deferred Revenue
Elimination of the ECD Business' historical deferred revenue	$(160,135)	$(18,952)
Estimated fair value of deferred revenue acquired	125,094	10,319
Net preliminary adjustment to deferred revenue	$(35,041)	$(8,633)

K.	To exclude income taxes payable of the ECD Business that are not acquired as part of the Acquisition.
L.To record the following estimated fair value adjustments:

Exclude long-term liabilities of the ECD Business not acquired as part of the Acquisition	$(4,518)
Estimated fair value adjustment of asset retirement obligations	288
Net preliminary adjustment to long-term liabilities	$(4,230)

M.	To record borrowings from the Debt Financing:

Total debt
New debt from the Notes Offering	$250,000
New debt from the Additional Debt Financing	225,000
Total principal payments due	475,000

Premium on the Notes Offering	6,875
Debt issuance costs from the Notes Offering(1)	(3,656)
Total debt outstanding from the Debt Financing	478,219

Net adjustment to current portion of total debt	$225,000

Net adjustment to non-current portion of total debt	$253,219
(1)The Company early adopted accounting standards update no. 2015-03 "Simplifying the Presentation of Debt Issuance Costs" in its fourth quarter of Fiscal 2016. As a result, the Company presents debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability.

N.	To eliminate the ECD Business' historical net investment of Parent.

O.	To record the following adjustments to the respective components of share capital:

Share capital
To record the issuance of OpenText shares from the Equity Offering	$604,223
New equity issuance costs from the Equity Offering	(19,601)
Tax effect on new equity issuance costs from the Equity Offering	5,077
Net adjustment to share capital	$589,699

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

P.
Included in the ECD Business' income from operations is a one-time, non-recurring charge of approximately $27 million relating to accelerated stock awards that vested upon ECD being acquired by Dell Technologies and approximately $4 million of compensation costs related to merger-related retention bonuses with ECD employees participating in Dell Technologies' cash-based long term incentive plan. For more information see Note H to the ECD Business' financial statements for the nine months ended September 30, 2016, which was filed as exhibit 99.2 to the Company's Current Report on Form 8-K, as filed with the SEC on December 12, 2016 and incorporated herein by reference. These charges have not been adjusted on a pro forma basis as they were not a direct result of the Acquisition.

The following illustrates the impact of these non-recurring charges on the ECD Business' results of operations for the three months ended September 30, 2016:

Cost of revenues: customer support	$1,574
Cost of revenues: professional services	6,688
Research and development expense	8,851
Sales and marketing expense	9,035
General and administrative expense	4,697
Total	$30,845

Q.	To reclassify the ECD Business' revenue presentation to conform to OpenText's presentation:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Cloud services and subscriptions	$7,966	$27,610
Customer support	74,887	304,575
Reclassification from the ECD Business' license revenue	(2,567)	(8,270)
Reclassification from the ECD Business' service revenue	(80,286)	(323,915)
Net impact to total revenue	$—	$—

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

R.	To reclassify the ECD Business' presentation of operating expenses to conform to OpenText's presentation:
For the three months ended September 30, 2016:

	Reclassify Customer support cost of revenues	Reclassify Cloud services and subscriptions cost of revenues	Reclassify amortization of acquired technology to cost of revenues	Reclassify amortization of customer relationships as a separate line within operating expenses	Reclassify depreciation as a separate line within operating expenses	Reclassify general & administrative from Selling, general and administrative expenses	Reclassify amortization of capitalized software	Total reclassifications
Cost of revenues:
License	$—	$(99)	$(25)	$—	$—	$—	$(3,470)	$(3,594)
Cloud services	—	4,323	—	—	—	—	—	4,323
Customer support	11,790	—	—	—	(34)	—	—	11,756
Professional service and other	(11,790)	(4,224)	—	—	(588)	—	—	(16,602)
Amortization of acquired technology-based intangible assets	—	—	25	—	—	—	3,470	3,495
Operating expenses:
Research and development	—	—	—	—	(536)	—	—	(536)
Sales and marketing	—	—	—	(277)	(76)	(11,515)	—	(11,868)
General and administrative	—	—	—	(5)	(25)	11,515	—	11,485
Depreciation	—	—	—	—	1,259	—	—	1,259
Amortization of acquired customer-based intangible assets	—	—	—	282	—	—	—	282
Total impact to statement of income	$—	$—	$—	$—	$—	$—	$—	$—

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

For the twelve months ended June 30, 2016:

	Reclassify Customer support cost of revenues	Reclassify Cloud services and subscriptions cost of revenues	Reclassify amortization of acquired technology to cost of revenues	Reclassify amortization of customer relationships as a separate line within operating expenses	Reclassify depreciation as a separate line within operating expenses	Reclassify general & administrative from Selling, general and administrative expenses	Reclassify amortization of capitalized software	Total reclassifications
Cost of revenues:
License	$—	$(395)	$(28)	$—	$—	$—	$(24,113)	$(24,536)
Cloud services	—	16,075	—	—	—	—	—	16,075
Customer support	37,174	—	—	—	(157)	—	—	37,017
Professional service and other	(37,174)	(15,680)	—	—	(1,746)	—	—	(54,600)
Amortization of acquired technology-based intangible assets	—	—	28	—	—	—	24,113	24,141
Operating expenses:
Research and development	—	—	—	—	(2,125)	—	—	(2,125)
Sales and marketing	—	—	—	(2,970)	(386)	(29,387)	—	(32,743)
General and administrative	—	—	—	(37)	(126)	29,387	—	29,224
Depreciation	—	—	—	—	4,540	—	—	4,540
Amortization of acquired customer-based intangible assets	—	—	—	3,007	—	—	—	3,007
Total impact to statement of income	$—	$—	$—	$—	$—	$—	$—	$—

S.	To record amortization relating to the estimated identifiable intangible assets acquired from the ECD Business and to eliminate the ECD Business' historical amortization of intangible assets:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Amortization of acquired technology assets
Amortization of acquired intangible assets relating to the Acquisition	$17,046	$68,184
Elimination of the ECD Business' historical intangible asset amortization	(3,495)	(24,141)
Net adjustment	$13,551	$44,043

Amortization of acquired customer assets
Amortization of acquired intangible assets relating to the Acquisition	$11,469	$45,876
Elimination of the ECD Business' historical intangible asset amortization	(282)	(3,007)
Net adjustment	$11,187	$42,869
The Company has estimated the useful lives of acquired technology and customer intangible assets to be approximately 6 years and 11 years, respectively, which are being amortized on a straight-line basis.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

T.	To record the additional rent expense relating to lease fair value adjustment.

U.	To adjust depreciation expense on account of the adjustment to the fair value of property and equipment and to eliminate the ECD Business' historical depreciation.

V.
To eliminate acquisition-related transaction costs incurred by OpenText in connection with the Acquisition as these costs are directly attributable to the Acquisition and do not have a continuing impact on the combined company's financial results.

W.	To record the interest expense and the amortization of debt issuance costs and premiums resulting from the Debt Financing:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Interest expense associated with the Notes Offering	$3,672	$14,688
Interest expense associated with the Additional Debt Financing	$1,406	$5,625
Amortization of premium on the Notes Offering	(139)	(563)
Amortization of debt issuance costs associated with the Notes Offering	67	270
Net adjustment to interest and other related expense, net	$5,006	$20,020
As discussed in Note 1, the interest rate on the Notes Offering is 5.875%. The interest rate on the Additional Debt Financing is a floating rate of LIBOR plus a fixed rate that is dependent on our consolidated net leverage ratio. For the purposes of these Unaudited Pro Forma Condensed Consolidated Financial Statements, the interest rate on the Additional Debt Financing is assumed to be 2.5% for all periods presented. However, the actual interest expense incurred as a result of the the Additional Debt Financing could fluctuate and be materially different from what is presented above.
For more details relating to the Company's Senior Notes due 2026 and our existing credit facilities, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 under Note 10 "Long Term Debt". The debt issuance costs and premiums incurred as part of the Notes Offering are being amortized over 10 years using the effective interest method.

X.
To record the pro forma tax impact at the weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. Additionally, the pro forma tax provision for the three months ended September 30, 2016 includes the impact of a $876.1 million tax benefit that OpenText recognized in its first quarter of the fiscal year ending June 30, 2017 associated primarily with the recognition of a net deferred tax asset arising from the entry of intellectual property (IP) in Canada. For more details relating to this tax benefit, please see OpenText's quarterly report on Form 10-Q for the quarter ended September 30, 2016. The effective tax rate of the combined company in future periods will be significantly different than the pro forma rate for the three months ended September 30, 2016 as the $876.1 million tax benefit is specific to the IP reorganization that occurred in that period.

Y.	To record the issuance of OpenText common shares in connection with the Equity Offering, on a post share split basis.

Note 4: Basis of the ECD Business Financial Statement Presentation within the Unaudited Pro Forma Condensed Consolidated Financial Statements.
The ECD Business Unaudited Consolidated Statement of Operations for the twelve months ended June 30, 2016
For the purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, information for the ECD Business has been obtained from the audited consolidated financial statements of the ECD Business for the years ended December 31, 2015 and 2014, the unaudited condensed consolidated financial statements for the six months ended June 30, 2016 and 2015, and the unaudited condensed consolidated financial statements for the nine months ended September 30, 2016 and 2015, respectively.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

The ECD Business' unaudited consolidated statement of operations for the twelve months ended June 30, 2016 has been constructed as follows:

	Year ended December 31, 2015	Six months ended June 30, 2015	Six months ended December 31, 2015	Six months ended June 30, 2016	Twelve months ended June 30, 2016
	(see Exhibit 99.1)
	(a)	(b)	(c) = (a) - (b)	(d)	(e) = (c) + (d)
Revenues:
License	$151,510	$66,933	$84,577	$72,472	$157,049
Services	429,418	217,696	211,722	211,280	423,002
Total revenue	580,928	284,629	296,299	283,752	580,051
Costs and expenses:
Cost of license	44,753	19,460	25,293	17,257	42,550
Cost of services	152,384	78,839	73,545	71,558	145,103
Research and development	70,395	34,165	36,230	37,368	73,598
Selling, general and administrative	164,935	84,106	80,829	78,391	159,220
Restructuring	16,651	14,995	1,656	(1,352)	304
Total operating expenses	449,118	231,565	217,553	203,222	420,775
Operating income	131,810	53,064	78,746	80,530	159,276	*
income tax provision	25,973	10,700	15,273	16,431	31,704
Net income	$105,837	$42,364	$63,473	$64,099	$127,572

*Included in operating income for the twelve months ended June 30, 2016 is stock compensation expense of $22.8 million and a recovery of $13.9 million relating to capitalized software costs.
The ECD Business' unaudited condensed consolidated statement of operations for the three months ended September 30, 2016 has been constructed as follows:

	Nine months ended September 30, 2016	Six months ended June 30, 2016	Three months ended September 30, 2016

	(a)	(b)	(c) = (a) - (b)
Revenues:
License	$103,342	$72,472	$30,870
Services	315,320	211,280	104,040
Total revenue	418,662	283,752	134,910
Costs and expenses:
Cost of license	24,560	17,257	7,303
Cost of services	113,983	71,558	42,425
Research and development	65,847	37,368	28,479
Selling, general and administrative	132,728	78,391	54,337
Restructuring	(904)	(1,352)	448
Total operating expenses	336,214	203,222	132,992
Operating income	82,448	80,530	1,918	*
income tax provision	15,925	16,431	(506)
Net income	$66,523	$64,099	$2,424

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands of U.S. Dollars, except share and per share amounts)

*Included in operating income for the three months ended September 30, 2016 is stock compensation expense of $30.6 million, of which approximately $27.0 million is relating to accelerated stock awards that vested upon EMC being acquired by Dell Technologies. For more information see Note H to the ECD Business’ financial statements for the nine months ended September 30, 2016, which has been filed as exhibit 99.2 to the Company's Current Report on Form 8-K, as filed with the SEC on December 12, 2016 and incorporated herein by reference. Additionally, included in operating income for the three months ended September 30, 2016 is a recovery of $1.4 million relating to capitalized software costs.

Forward-Looking Statements
This document contains forward-looking statements concerning the future performance of OpenText’s business, its operations and its financial results and condition, including with respect to the anticipated integration of the ECD Business. Forward-looking statements are identified by words or phrases such as “anticipates”, “expects”, “believes”, “estimates”, “intends”, “could”, “may”, “plans”, “predicts”, “projects”, “will”, “would”, “foresees” and other similar expressions or the negative of these terms. These statements reflect beliefs and assumptions which are based on OpenText's perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. In making these statements, OpenText has made assumptions with respect to: the ability of OpenText and the ECD Business to integrate effectively; the ability of OpenText to predict and adapt to changing customer requirements, preferences and spending patterns; the ability of OpenText to protect its intellectual property; future capital expenditures, including the amount and nature thereof; trends and developments in the information technology and financial sectors and other sectors of the economy; which are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; anticipated acquisitions; future results being similar to historical results; the historical dividend being maintained; expectations related to future general economic and market conditions; and other matters. OpenText’s beliefs and assumptions are inherently subject to significant political, business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. OpenText’s beliefs and assumptions may prove to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein. If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the actual results or performance of OpenText and its consolidated subsidiaries could differ materially from those expressed or implied by forward-looking statements.
Actual results or events could differ materially from those contemplated in such forward-looking statements as a result of risks and uncertainties referred to above, including: the challenges of integration associated with the Acquisition or other planned acquisitions; the possibility that certain assumptions with respect to the ECD Business or the Acquisition could prove to be inaccurate; the costs associated with the Acquisition and any potential restructuring costs that may be necessary to achieve cost savings and operating synergies; the inability to achieve anticipated synergies with the ECD Business or other acquired businesses; the increased indebtedness of OpenText after the closing of the Acquisition and the potential for the incurrence of or assumption of debt in connection with future acquisitions and the impact on the ratings or outlooks of rating agencies on OpenText’s outstanding debt securities; the inability to maintain revenues on a combined company basis; downward pressure on the Company's share price and dilutive effect of future sales or issuances of equity securities (including in connection with the Acquisition and/or other future acquisitions); employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and other risks that are described from time to time in OpenText's filings with the SEC, including, but not limited to OpenText's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2016 and December 31, 2016, as well as documents filed with securities regulatory authorities in Canada.
Any forward-looking statement the Company makes in this document speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. In any event, these and other important factors may cause actual results to differ materially from those indicated by the Company's forward-looking statements. The Company has no duty, and does not intend, to update or revise the forward-looking statements made in this document, except as may be required by law. In light of these risks and uncertainties, future events or circumstances described in any forward-looking statement in this document might not occur.